EXHIBIT 99.3

FREEDOM WIRELESS CORPORATION ANNOUNCES

CHANGE IN DIRECTORS

WINTER PARK, FL, February 22, 2008 (PRIME NEWSWIRE) -- Freedom Wireless Corporation today announced that on February 21, 2008, a Special Shareholders Meeting was held and Michael A. DePrado was appointed as director to the Board of Freedom Wireless Corporation and Manny Vierra and Chris van der Merwe were removed as directors of Freedom Wireless Corporation.  TMT Capital Corporation (OTCBB: TMTP) is the 51% owner of Freedom Wireless Corporation.

Michael DePrado, commented, "I would like to thank the majority shareholders of Freedom for appointing me as a director. The knowledge, experience and relationships I have gained in my career in the telecom industry will be a vital resource to the Board as we grow the business and create shareholder value."

About Freedom Wireless Corporation

Freedom Wireless is a wireless reseller of cellular service, selling service to customers throughout the United States and Canada.  Freedom purchased two Mobile Virtual Network Operator Agreements (MNVO) which enable Freedom to sell value priced unlimited long distance and local plans, and per minute plans. The Company is branding their products and services in the marketplace under the trade names ZEBRA unlimited and ZEBRA everywhere. Additionally, Freedom can offer VoIP services designed to bridge cellular calling via the internet. The Company can be reached at info@freedomwirelesscorp.com.

Forward-Looking Statements: This release may contain forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of wireless networks or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law. Additional information about the Company can be found in periodic filings with the Securities and Exchange Commission available at http://www.sec.gov.

TMT Capital Corporation

Charly McCue

407-622-5999